UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 17, 2022
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation or organization)		Commission File Number:						(I.R.S. Employer Identification No.)

800 N. Glebe Road	,	Suite 500	,	Arlington	,	Virginia	,	22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2022, Evolent Health, Inc., a Delaware corporation (“EVH, Inc.”), Evolent Health LLC, a Delaware limited liability company (“EVH LLC” and, together with EVH, Inc., the “Evolent Entities”), entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Magellan Health, Inc., a Delaware corporation (“Magellan Parent”) and Magellan Healthcare, Inc., a Delaware corporation (“Magellan” and together with Magellan Parent (and all applicable subsidiaries), the “Magellan Entities”), pursuant to which, subject to the satisfaction or waiver of certain conditions, EVH LLC will (i) acquire all of the outstanding shares of capital stock of National Imaging Associates, Inc., a Delaware corporation and wholly-owned subsidiary of Magellan, and (ii) acquire certain assets held by Magellan Parent and/or certain of its subsidiaries that are used in the Magellan Specialty Health Division (the “Business” and such transactions are referred to collectively herein as the “Acquisition”). The closing of the transactions contemplated by the Purchase Agreement (the “Closing”), including the Acquisition, shall take place on the third business day following the satisfaction or waiver of certain conditions set forth in the Purchase Agreement (or on such other date as the parties agree) (the “Closing Date”).

Pursuant to the terms of and as set forth in the Purchase Agreement, the Evolent Entities will pay and/or issue to the Magellan Entities, subject to certain adjustments and deductions as set forth in the Purchase Agreement, an aggregate purchase price of $650,000,000 (the “Transaction Consideration”), of which $250,000,000 may be paid by the issuance of 8,474,576 shares of EVH, Inc.’s Class A common stock (“Class A Shares”) based on a per share price of $29.50; provided, however, that in the event EVH, Inc. undertakes a registered offering of Class A Shares prior to Closing, the Magellan Entities shall receive, in lieu of all or a portion of such Class A Shares, as applicable, the proceeds from the sale of up to 8,474,576 Class A Shares, based on the total number of Class A shares sold in such offering (provided, that the proceeds from such sale are not less than $29.50 per Class A Share (unless otherwise consented to by Magellan Parent) and in no event shall the Magellan Entities receive proceeds greater than $29.50 per Class A Share). The Transaction Consideration is subject to certain post-Closing adjustments and deductions related to, among other things, net working capital, cash and indebtedness of the Business.

In addition to the Transaction Consideration, Magellan Parent shall be eligible to receive, subject to the satisfaction of certain metrics set forth in the Purchase Agreement, including those related to the achievement of certain operating results during calendar year 2023 (the “Earnout Period”), or upon the occurrence of certain events, additional consideration of up to $150,000,000 payable in cash and Class A Shares valued at a price equal to the volume weighted average closing price of such Class A Shares on the New York Stock Exchange for 20 trading days ending on the trading day that is immediately prior to two (2) business days prior to the date such payment is required to be made pursuant to the Purchase Agreement (the “Earnout Consideration”). Subject to the conditions applicable thereto, up to 50% of the Earnout Consideration may be paid in Class A Shares; provided, however, the Evolent Entities may, in their discretion, increase the portion of the Earnout Consideration payable in cash and correspondingly decrease the portion of the Earnout Consideration payable in Class A Shares.

Each of the boards of directors or managing member or partners, as applicable, of the Evolent Entities and the Magellan Entities has approved the parties’ entry into the Purchase

Agreement and the consummation of the transactions contemplated thereby, including the Acquisition, as applicable, with the parties making customary representations, warranties and covenants, including, but not limited to, that (i) the Business shall be conducted in the ordinary course from the date of the execution of the Purchase Agreement through the earlier of the Closing Date or the date on which the Purchase Agreement is terminated and (ii) the Magellan Entities shall not solicit or engage in negotiations or discussions regarding alternative transactions. The consummation of the transactions contemplated by the Purchase Agreement, including the Acquisition, is also subject to customary closing conditions, including, among others, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the absence of any legal impediments that would prevent the consummation of such transactions, the accuracy of the representations and warranties the parties made in the Purchase Agreement, subject to certain exceptions contained therein, and the parties’ material compliance with their respective obligations under the Purchase Agreement.

The Purchase Agreement may be terminated: (i) by mutual written consent; (ii) by EVH, Inc. if there has been an uncured breach (if curable) by either of the Magellan Entities of the representations and warranties or covenants or agreements by the Magellan Entities set forth in the Purchase Agreement that results in the failure of certain conditions to Closing to be satisfied; (iii) by Magellan Parent if there has been an uncured breach (if curable) by either of the Evolent Entities of the representations and warranties or covenants or agreements by the Evolent Entities set forth in the Purchase Agreement that results in the failure of certain conditions to Closing to be satisfied; (iv) by either EVH, Inc. or Magellan, Inc. in the event the Closing has not occurred by August 17, 2023 (provided, that such date will automatically be extended to November 17, 2023, if the only condition that remains unsatisfied is the expiration or termination of the waiting period under the HSR Act) or in the event there is any law or injunction or other final and non-appealable order restraining, enjoining or otherwise prohibiting the transactions contemplated by the Purchase Agreement; or (v) by Magellan Parent if all conditions to the Evolent Entities’ obligations to Closing have been satisfied, the date on which the Closing is required to occur has passed, Magellan Parent has irrevocably confirmed that the Magellan Entities stand ready, willing and able to consummate the Closing and the Evolent Entities do not consummate the Closing within three business days of receipt by EVH, Inc. of such confirmation. The Purchase Agreement provides that, upon termination of the Purchase Agreement by Magellan Parent as a result of a material breach of covenant by the Evolent Entities or pursuant to (v) above, Magellan Parent will be entitled to a termination fee of $52,000,000.

The Evolent Entities have purchased a buyer-side representations and warranties insurance policy (the “R&W Policy”), which R&W Policy shall be effective as of the Closing. The R&W Policy is subject to a cap, deductible and certain customary terms and exclusions, which limit the Evolent Entities’ ability to make recoveries under the R&W Policy.

In the event the Transaction Consideration includes Class A Shares, at Closing Magellan Parent and EVH, Inc. will enter into (a) a registration rights agreement granting Magellan Parent certain registration rights with respect to the Class A Shares received by Magellan Parent and (b) a lock-up agreement, which, subject to certain exceptions, prohibits the Magellan Entities from selling any Class A Shares received for a 15 month period following the Closing; provided, that the Magellan Entities will be permitted to sell one-third of such Class A Shares following the nine month anniversary of the Closing and an additional one-third of such Class A Shares following the 12 month anniversary of the Closing.

Debt Commitment Letter

In connection with its entry into the Purchase Agreement, EVH LLC entered into a debt financing commitment letter (the “Debt Commitment Letter”) with Ares Capital Management LLC (“Ares”) and Ares Capital Corporation (“Ares Capital”), pursuant to which Ares has committed to (a) provide EVH LLC with secured debt financing in the form of (i) additional commitments under EVH LLC’s existing asset-based revolving credit facility in an aggregate principal amount equal to $25.0 million (the “Priority ABL Incremental Facility”), and (ii) additional commitments under EVH LLC’s existing term loan facility in an aggregate principal amount equal to $240.0 million (the “Initial Term Loan Incremental Facility” and together with the Priority ABL Incremental Facility, the “Acquisition Facilities”) and (b) effect certain amendments to the Credit Agreement (the “Existing Credit Agreement”), by and among, inter alios, the borrowers, EVH LLC , Ares and ACF Finco I, dated as of August 1, 2022 pursuant to an amendment thereto (“Amendment No. 1”; the Existing Credit Agreement, as amended by Amendment No. 1, the “Credit Agreement”). The Debt Commitment Letter provides that the proceeds of borrowings under the Acquisition Facilities will be used to fund the Transaction Consideration.

The Debt Commitment Letter provides that loans under the Acquisition Facilities and the Credit Agreement will mature on the date that is the earliest of (a) the sixth anniversary of the effective date of Amendment No. 1 (the “Amendment No. 1 Effective Date”), (b) the date on which the commitments are voluntarily terminated pursuant to the terms of the Credit Agreement, (c) the date on which all amounts outstanding under the Credit Agreement have been declared or have automatically become due and payable under the terms of the Credit Agreement and (d) the date that is ninety-one (91) days prior to the maturity date of any Junior Debt (as defined in the Existing Credit Agreement) unless certain liquidity conditions are satisfied.

The Debt Commitment Letter provides that the interest rate for each loan under the Acquisition Facilities will be calculated, at the option of the Borrowers (as defined in the Existing Credit Agreement), (a) in the case of the Initial Term Loan Incremental Facility, at either the adjusted term SOFR rate plus 6.00%, or the base rate plus 5.00% and (b) in the case of the Priority ABL Incremental Facility, at either the adjusted term SOFR rate plus 4.00%, or the base rate plus 3.00%.

The Credit Agreement will be subject to the same security and guarantee arrangements and contain the same affirmative and negative covenants, mandatory prepayment provisions and events of default as the Existing Credit Agreement, in each case, subject to certain modifications to be agreed by the parties thereto.

The commitment to provide the Acquisition Facilities and effect the changes to the Existing Credit Agreement contemplated by Amendment No. 1 under the Debt Commitment Letter is subject to the issuance by EVH, Inc. of the convertible preferred stock pursuant to the Preferred Stock Commitment Letter described below and to other closing conditions as agreed by the parties to the Debt Commitment Letter, including the consummation of the Acquisition in all material respects in accordance with the Purchase Agreement.

Preferred Stock Commitment Letter

In connection with its entry into the Purchase Agreement, EVH, Inc. entered into a preferred stock financing commitment letter (the “Preferred Stock Commitment Letter”) with Ares pursuant to which Ares (through one or more of its funds and managed accounts) has committed to purchase from EVH, Inc. an aggregate $175 million initial liquidation preference of a newly issued, perpetual series of EVH, Inc.’s convertible preferred stock (the “convertible preferred stock”). The purchase price of the convertible preferred stock will be equal to 96% of its initial liquidation preference. The Preferred Stock Commitment Letter provides that the proceeds from the sale of the convertible preferred stock will be used to fund the Transaction Consideration.

The convertible preferred stock will rank senior with respect to dividend and liquidation rights to the Class A Shares and all future series of the EVH, Inc.’s preferred stock. Each share of convertible preferred stock will have an initial liquidation preference of $1,000 per share. This initial liquidation preference will increase on the last day of each calendar quarter by the amount of any accrued and unpaid dividends that are not permitted to be paid in cash on the relevant dividend payment date.

Dividends on the convertible preferred stock will be paid quarterly in cash in arrears. Dividends on the convertible preferred stock will accrue at a rate per annum equal to Adjusted Term SOFR (as defined below) plus 6.00%. For this purpose, “Adjusted Term SOFR” means a rate per annum equal to 0.15% plus, as of any date of determination, the forward-looking term rate based on SOFR for a tenor of 90 days calculated on the day (the “Periodic Term SOFR Determination Date”) that is two business days prior to the first day of the applicable calendar quarter, as published by the CME Group Benchmark Administration Limited (the “CBA”) (or a successor administrator selected pursuant to the terms of the convertible preferred stock); provided that under no circumstances will Adjusted Term SOFR be determined to be less than 1.00% per annum. The Periodic Term SOFR Determination Date may be adjusted in certain circumstances. Holders of convertible preferred stock are also entitled to participate in and receive any dividends declared or paid on the Class A Shares on an as-converted basis. The dividend rate will increase by 2.0% per annum upon the occurrence and during the continuance of certain triggering events, including a breach of the protective covenants described below or a breach of EVH, Inc.’s payment obligations regarding regularly scheduled cash dividends or upon a required redemption event.

Each holder of convertible preferred stock will have the right, at its option, to convert its shares of convertible preferred stock into Class A Shares at an initial conversion price per share of $40.00 of current liquidation preference per share, subject to customary anti-dilution adjustments.

Holders of convertible preferred stock will not be entitled to vote on any matters, except as required by law and for certain consent rights. The consent of holders of a majority of the convertible preferred stock will be required to effect (i) any amendment to EVH, Inc.’s governing documents that would adversely affect the rights, preferences or privileges of the convertible preferred stock, (ii) any issuance of any (a) additional shares of convertible preferred stock and (b) new class or series of equity securities senior to or pari passu with the convertible preferred stock, (iii) any de-listing of the Class A Shares, (iv) the commencement of any bankruptcy or insolvency proceeding or (v) any amendment or waiver of any of the protective covenants described below. Amendments to certain to be agreed provisions of the convertible preferred stock will require the consent of all holders of the convertible preferred stock.

EVH, Inc. may not redeem the convertible preferred stock at its option prior to the second anniversary of the Closing Date. At any time on or after the second anniversary of the Closing Date, EVH Inc. will have the right to redeem for cash any or all of the convertible preferred stock at a redemption price per share equal to the value of the Class A Shares issuable upon conversion of the then-current liquidation preference of such share of convertible preferred stock, assuming that the Class A Shares have a value of $66.00 per share on an as-converted basis, subject to customary anti-dilution adjustments, plus all accrued and unpaid dividends on the convertible preferred stock being redeemed.

If not earlier redeemed, at any time on or after the seventh anniversary of the Closing Date, at the request of the holders of a majority of the convertible preferred stock, EVH, Inc. will redeem all shares of convertible preferred stock then outstanding for cash at a price per share equal to 150.00% of the then-current liquidation preference per share of convertible preferred stock plus all accrued and unpaid dividends on the convertible preferred stock being redeemed.

Upon the occurrence of a refinancing or replacement of the entirety of the indebtedness under the Existing Credit Agreement prior to its maturity that is provided solely by lenders who are not affiliates or approved funds of Ares, EVH, Inc. will be required to redeem all shares of convertible preferred stock then outstanding for cash at a price per share equal to the value of the Class A Shares issuable upon conversion of the then-current liquidation preference of such share of convertible preferred stock, assuming that the Class A Shares have a value of $66.00 per share on an as-converted basis, subject to customary anti-dilution adjustments, plus all accrued and unpaid dividends on the convertible preferred stock being redeemed, plus, solely in the event such refinancing or replacement is consummated prior to the second anniversary of the Closing Date, the aggregate amount of dividends per share which would have otherwise been payable on the convertible preferred stock from the date of redemption until the second anniversary of the Closing Date.

If EVH, Inc. undergoes a change of control (as defined in the Existing Credit Agreement), EVH, Inc. will be required to redeem all shares of convertible preferred stock then outstanding for cash at a price per share equal to the greater of (x) 150.00% of the then-current liquidation preference per share of the convertible preferred stock, if such redemption occurs prior to the second anniversary of the Closing Date, and 135.00% of the then-current liquidation preference per share of the convertible preferred stock, if such redemption occurs on or after the second anniversary of the Closing Date, and (y) the value of the common shares issuable upon conversion of a share of convertible preferred stock, which value shall be determined based on the value attributed to the common shares in connection with such change of control.

The convertible preferred stock will contain certain protective covenants (including an anti-layering covenant providing that the company may not incur additional indebtedness for borrowed money other than indebtedness that is pari passu in right of payment and security with the Existing Credit Agreement or that is in the form of senior unsecured convertible notes that are pari in right of payment with EVH, Inc.’s Convertible Senior Notes (as defined in the

Existing Credit Agreement)) prohibiting EVH, Inc. and its subsidiaries from (i) incurring Funded Debt (as defined in the Existing Credit Agreement) (and including, preferred stock and disqualified stock) that would cause the pro forma total net leverage ratio to exceed a turn outside of the pro forma total net leverage ratio on the Closing Date (after giving effect to the Transactions), (ii) making restricted payments (subject to carveouts based on the Existing Credit Agreement (subject where applicable to a 20% cushion)), (iii) issuing (a) additional shares of preferred stock or (b) new class or series of equity securities senior to or pari passu with the convertible preferred stock, and (iv) creating additional holdings companies between EVH, Inc. and EVH LLC.

The commitment to provide the convertible preferred stock is subject to customary closing conditions for financings of this type, including consummation of the Acquisition in all material respects in accordance with the Purchase Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the issuance of Class A Shares as part of the Transaction Consideration and Earnout Consideration and upon conversion of the convertible preferred stock is incorporated into this Item 3.02 by reference.

The issuance and sale of Class A Shares to Magellan Parent will be exempt from registration under the Securities Act by Section 4(a)(2) thereof as a transaction not involving any public offering. The Evolent Entities have not engaged in general solicitation or advertising with regard to the issuance and sale of the Class A Shares that will be issued in connection with the Purchase.

The issuance and sale of convertible preferred stock and the Class A Shares issuable upon conversion of the convertible preferred stock will be exempt from registration under the Securities Act by Section 4(a)(2) thereof as a transaction not involving any public offering. The Evolent Entities have not engaged in general solicitation or advertising with regard to the issuance and sale of such convertible preferred stock or Class A Shares.

Item 7.01 Regulation FD Disclosure

On November 17, 2022, EVH, Inc. issued a press release announcing the execution of the Purchase Agreement and posted investor presentation materials discussing the matters set forth in Item 1.01 and Item 7.01 to this Form 8-K on the investor relations section of the EVH, Inc. website. A copy of the investor presentation, which is furnished herewith as Exhibit 99.1, and the press release, which is furnished herewith as Exhibit 99.2, are incorporated herein by reference.

The information, including Exhibits 99.1 and 99.2 hereto, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject EVH, Inc. or any other person to liability under that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”), including, but not limited to, statements regarding the consummation of the transactions contemplated by the Purchase Agreement, including the Acquisition and the receipt of the debt financing and the issuance of the convertible preferred stock, and the expected Closing thereof. The Evolent Entities claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. Actual events or results may differ materially from those contained in these forward-looking statements. The factors that could cause future events or results to vary from the forward-looking statements contained herein include, without limitation, risks and uncertainties related to the possibility that the Closing may be delayed or may not occur and the risk that litigation or other matters could affect the Closing. In addition, please refer to the periodic reports that EVH, Inc. has filed with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the risk factors noted therein. Such periodic filings by EVH, Inc. identify and address other important factors that could cause future events or results to vary from the forward-looking statements set forth in this Current Report on Form 8-K. In addition, the Evolent Entities disclaim any obligation to update any forward-looking statements contained herein to reflect events or circumstances that occur after the date hereof.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation, dated November 17, 2022.
99.2	Press Release of Evolent Health, Inc., dated November 17, 2022.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

Date: November 17, 2022	By:	/s/ Jonathan D. Weinberg
	Name:	Jonathan D. Weinberg
	Title:	General Counsel and Secretary